                                      HA&W
                          A Financial Solutions Company

May 11, 2001

                                                    Direct Dial: (404) 898-8231
                                                            Fax: (404) 876-4328
                                           E-mail: mitchell.kopelman@hawcpa.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Grace Development, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of
Form 8-K, as part of the Company's Form 8-K/A report dated May 11, 2001 which amends the Company's Form 8-K filed on February 23, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Habif, Arogeti & Wynne, LLP
    Habif, Arogeti & Wynne, LLP

enclosures